                            TARGET THERAPEUTICS, INC.
                    ----------------------------------------
                    SUBSIDIARIES OF TARGET THERAPEUTICS, INC.

                                                                    EXHIBIT 21.1

Target Therapeutics, Inc. owns the following percentages of the outstanding voting securities of the following corporations:

                                                       Percent ownership
                                                          of outstanding
                                                       voting securities            Jurisdiction
Name                                                   at March 31, 1996        of incorporation
- ----                                                   -----------------        ----------------

Target Therapeutics International (Deutschland) GmbH         100%               Germany

Target Therapeutics International Sales Corporation          100%               Barbados

Target Therapeutics International, Inc.                      100%               State of Delaware

Target-CMI, Inc.                                              50%               Japan

Target Guerbet-Bio                                            51%               France

Interventional Therapeutics Corporation                      100%(1)            California

Interventional Therapeutics International                    100%(2)            California



- -----------------------
(1) Ownership of this subsidiary was acquired by merger on May 23, 1996.

(2) All shares in this subsidiary are held by Interventional Therapeutics Corporation, the acquisition of which is described in Note (1).